As filed with the U.S. Securities and Exchange Commission on July 24, 2026.

Registration No. 333-297423

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YPF Energía Eléctrica S.A.

(Exact Name of Registrant as Specified in its Charter)

YPF Electric Energy S.A.

(Translation of Registrant’s name into English)

Republic of Argentina	4911	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Juana Manso 1069, 5th floor

C1107CBU, City of Buenos Aires

Argentina

+54 (11) 5441-5400

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th floor

New York, NY 10168

+1 (212) 947-7200

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Juan Francisco Mendez Alejandro de Ramon-Laca Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Adam Brenneman Milbank LLP 55 Hudson Yards New York, New York 10001-2163 (212) 530-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the U.S. Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 (this “Amendment”) to the Registration Statement on Form F-1 (File No. 333-297423) initially filed on July 13, 2026 and amended by Amendment No. 1 thereto filed on July 23, 2026 (the “Registration Statement”) is being filed as an exhibit-only filing solely to file the exhibits hereto. This Amendment does not modify any provision of the preliminary prospectus contained in Part I. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits: The following documents are filed as part of this prospectus:

Exhibit No.	Description

1.01	Form of Underwriting Agreement

3.01*	English translation of Form of Amended and Restated Bylaws of YPF Energia Electrica S.A. (to be effective upon the consummation of the global offering)

3.02*	English translation of Bylaws of YPF Energía Eléctrica S.A. (currently in effect)

3.03*	Form of Deposit Agreement among YPF Energía Eléctrica S.A., The Bank of New York Mellon, as depositary, and the owners and holders from time to time of American Depositary Shares issued thereunder

5.01*	Form of opinion of Bruchou & Funes de Rioja, Argentine counsel of the registrant, as to the validity of the common shares

10.01*	Indenture, dated October 16, 2024, among YPF Energía Eléctrica S.A., as issuer, The Bank of New York Mellon, as trustee, co-registrar, principal paying agent and transfer agent, and Banco Santander Argentina S.A., as Argentine registrar, Argentine paying agent, Argentine transfer agent and representative of the trustee in Argentina

10.02	Form of Registration Rights Agreement

21.01*	List of subsidiaries

23.01*	Consent of Deloitte & Co. S.A.

23.02*	Consent of Bruchou & Funes de Rioja (included in Exhibit 5.01)

24.01*	Powers of attorney (included on signature page to the registration statement)

99.1*	Consent of Mr. Jorge Gustavo Casagrande to Being Named as Alternate Director Nominee

99.2*	Consent of Mr. Carlos Alfonsi to Being Named as Director Nominee

99.3*	Consent of Mr. Martin Aldasoro to Being Named as Director Nominee

99.4*	Consent of Mr. Daniel López Lado to Being Named as Director Nominee

99.5*	Consent of Mr. Horacio Daniel Marín to Being Named as Director Nominee

107*	Filing Fee Table

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1/A and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on July 24, 2026.

YPF Energía Eléctrica S.A.

By:	/s/ Héctor Martín Mandarano
Name: Héctor Martín Mandarano
Title: Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on July 24, 2026.

	Name	Title

By:	/s/ Héctor Martín Mandarano Name: Héctor Martín Mandarano	Chief Executive Officer (principal executive officer)

By:	/s/ Gabriel Eduardo Ábalos Name: Gabriel Eduardo Ábalos	Chief Financial Officer (principal financial officer and principal accounting officer)

By:	/s/ * Name: Andres Marcelo Scarone	Director

By:	/s/ * Name: Patrick Leahy	Director

By:	/s/ * Name: Juan José Mata	Director

By:	/s/ * Name: Pedro Luis Kearney	Director

By:	/s/ * Name: Javier Martí	Director

By:	/s/ * Name: Hernan Luis Polverini	Director

By:	/s/ * Name: Gabriela Dietrich	Director

By:	/s/ * Name: Marco Alejandro Bramer Markovic	Director

*By:	/s/ Héctor Martín Mandarano
Name: Héctor Martín Mandarano
Title: Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of YPF Energía Eléctrica S.A., has signed this Registration Statement or amendment thereto in New York on July 24, 2026.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Sr. Vice President on behalf of Cogency Global Inc.

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